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                                                                  EXHIBIT 10.30


                            HOME DEPOT U.S.A., INC.
                           NON-COMPETITION AGREEMENT


         This Non-Competition Agreement (the "Agreement") is entered into as of the 24th day of March, 2003, by and between Home Depot U.S.A., Inc., a Delaware corporation ("Home Depot" or the "Company") and Carol B. Tome ("Executive").

                                  WITNESSETH:

         WHEREAS, the Company desires to provide certain additional benefits to Executive as approved by the Compensation Committee of the Company's Board of Directors (the "Committee"); and

         WHEREAS, in consideration for such benefits, Executive agrees to be bound by the terms and conditions as set forth in this Agreement;

         WHEREAS, to further the interests of the Company and Executive, the parties hereto have set forth the terms of such benefits and conditions in writing in the Agreement;

         NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       SEVERANCE PAYMENTS.

                  (a) In the event Home Depot terminates Executive's employment involuntarily and without cause, Executive will be eligible to receive, in exchange for Executive's execution of a general release in a form acceptable to Home Depot's legal counsel, twenty-four (24) months of base salary continuation (less applicable taxes and withholdings) in accordance with the Company's normal payroll practices. The end of the salary continuation period will be Executive's last day of employment ("Termination Date"). During the period of salary continuation, outstanding options will continue to vest and restrictions on outstanding restricted shares will continue to lapse. Executive will have ninety (90) days from the Termination Date to exercise any options that are vested at that time.

                  (b) Executive will not be entitled to receive these payments and benefits in the event Executive voluntarily resigns from Home Depot, but all other provisions of this Agreement shall remain in effect. Executive will be entitled to receive the payments and benefits set forth in this Agreement if Executive resigns for "good reason." "Good reason" shall mean, without Executive's consent:


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                           (i)      an assignment or restructured role outside
                                    the Atlanta Metropolitan area;

                           (ii) an assignment or restructured role with a decrease in base salary; or

                           (iii) an assignment to a position other than Executive Vice President (EVP), or a position that does not report to the CEO.

                  (c) Executive will not be entitled to receive these payments and benefits in the event Executive is unable to continue employment due to a death or disability; however, in such an event, Executive may be eligible for disability or death benefits under the Company employee benefit plans or programs in which Executive then participates, pursuant to the terms and conditions of such plans and programs.

                  (d) Executive will not be entitled to receive these payments and benefits, or any other type of payment or benefit, if Executive is terminated "for cause." All other provisions of this Agreement shall remain in effect. For purposes of this Agreement, "for cause" shall mean:

                           (i) Conviction of a felony involving theft or moral turpitude;

                           (ii) Conduct that constitutes willful gross neglect or willful gross misconduct with respect to Executive's employment duties which results in material economic harm to the Company; or

                           (iii) Willful conduct that constitutes a material violation of the Company's mutual attraction policy, substance abuse policy, or compliance policies (each as shall be in place from time to time).

To the extent that any plan or program has a different definition of "for cause," such definition shall control for purposes of benefits under such plan or program.

         2.       CHANGE IN EMPLOYMENT STATUS.

                  If Executive is demoted to or voluntarily accepts a position that the Company deems to be ineligible for the severance payments and benefits set forth in Paragraph 1, Executive will not be entitled to receive such payments and benefits upon termination.


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         3.       NON-COMPETITION AND NON-SOLICITATION.

                  (a) The Executive agrees that Executive will not, for a period of thirty-six (36) months subsequent to the earlier of either (a) the beginning of the salary continuation period referenced in Paragraph 1 or (b) the Executive's Termination Date, enter into or maintain an employment or contractual relationship, either directly or indirectly, to provide financial, executive or managerial services in the same or similar manner as Executive did for the Company to any company or entity in the home improvement industry engaged in any way in a business that competes directly or indirectly with the Company, its parents, subsidiaries, affiliates or related entities, in the United States, Canada, Puerto Rico, Mexico, or any other location in which the Company currently conducts business or may conduct business prior to the end of the above-referenced thirty-six month period, without the prior written consent of the Company. Businesses that compete with the Company in the home improvement industry specifically include, but are not limited to, the following entities and each of their subsidiaries, affiliates, assigns, or successors in interest: Lowe's Companies, Inc. (including, but not limited to, Eagle Hardware and Garden); Sears (including, but not limited to, Orchard Supply and Hardware Company); Wal-Mart; and Menard, Inc.

                  (b) In the event the Executive wishes to enter into any relationship or employment prior to the end of the period referenced in Paragraph 3(a), which would be covered by the above non-compete provision, Executive agrees to request written permission from the Executive Vice President, Human Resources of the Company prior to entering any such relationship or employment. The Company may approve or not approve of the relationship or employment at its absolute discretion.

                  (c)      The Executive agrees that for a period of thirty-six
(36) months subsequent to the termination of her employment, she will not directly or indirectly solicit any person who is an employee of the Company to terminate his or her relationship with the Company without prior written approval from the Executive Vice President, Human Resources of the Company.

         4. CONFIDENTIAL INFORMATION. The Executive acknowledges that through her employment with the Company she has acquired and had access to the Company's confidential and proprietary business information and trade secrets. The Executive agrees that the Company may prevent the use or disclosure of its confidential information and proprietary business information and trade secrets and acknowledges that the Company has taken all reasonable steps necessary to protect the secrecy of the information. "Confidential Information" shall include any data or information that is valuable to the Company and not generally known to competitors of the Company or other outsiders, regardless of whether the confidential information is in printed, written or electronic form, retained in the Executive's memory or has been compiled or created by the Executive. This includes, but is not limited to: technical, financial, personnel, staffing, payroll, computer systems, marketing, advertising, merchandising, product, vendor, customer or store planning data, trade secrets, or other information similar to the foregoing. The Executive agrees that she


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has not and in the future will not use or disclose to any third party
Confidential Information, unless compelled by law and after notice to the Company.

         5.       MISCELLANEOUS.

                  (a) LIMITATION OF RIGHTS. The granting of the benefits set forth in this Agreement and the execution of the Agreement shall not give Executive any right to be retained in the employ or service of the Company, its parents, subsidiaries, or affiliates or interfere in any way with the right of the Company, its parents, subsidiaries, or affiliates to terminate Executive's services at any time or to assign Executive to a position that is ineligible for the severance benefits set forth herein, or the right of Executive to terminate Executive's services at any time.

                  (b) SEVERABILITY. If any term, provision, covenant or restriction contained in the Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

                  (c) CONTROLLING LAW. This Agreement shall be construed, interpreted and applied in accordance with the law of the State of Delaware, without giving effect to the choice of law provisions thereof. Executive and the Company hereby irrevocably submit to the exclusive concurrent jurisdiction of the courts of Delaware. Executive and the Company also both irrevocably waive, to the fullest extent permitted by applicable law, any objection either may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute, and both parties agree to accept service of legal process in Delaware.

                  (d) CONSTRUCTION. The Agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein. Any modifications to this Agreement must be in writing and signed by the Executive and an authorized executive of the Company.


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                  (e)      HEADINGS. Section and other headings contained in
the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof.

         IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of day and year first set forth above.


HOME DEPOT U.S.A., INC.

/s/ Robert L. Nardelli
-------------------------------
By: Robert L. Nardelli
    Chairman, President and
    Chief Executive Officer


EXECUTIVE:

/s/ Carol B. Tome
-------------------------------
By: Carol B. Tome


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